UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On July 22, 2022, Joseph Lahti tendered his resignation, effective July 22, 2022 from the Board of Directors of Sow Good Inc. (the "Company").

(d)

On July 22, 2022, the Company appointed Tim Creed as a member of the Board of Directors of the Company effective immediately. Mr. Creed will stand for re-election at the Company’s next annual meeting. His appointment to the Board of Directors is not pursuant to any arrangement or understanding between Mr. Creed and any other person. On July 22, 2022, Mr. Creed was also appointed to the Company's Audit Committee.

Pursuant to the Company’s Non-Employee Director Compensation Plan, Mr. Creed will receive annual compensation of $25,000, to be paid in cash or common stock, at the Company’s election, beginning with his appointment and continuing on each subsequent October 1 thereafter. On July 22, 2022, the Company issued an aggregate of 6410 shares to Mr. Creed under the Non-Employee Director Compensation Plan, which represents the number of shares to be issued based on the closing price of the Company’s shares on the OTCQB marketplace on July 22, 2022.

Pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Equity Plan”), Mr. Creed was also granted options to purchase 24,151 shares of the Company’s common stock at an exercise price of $3.90 per share, which represents the closing price of the Company’s shares on the OTCQB marketplace on July 22, 2022. These options will vest 20% as of July 22, 2023 and 20% each anniversary thereafter until fully vested.

Background and Experience of Tim Creed

Tim Creed, age 36, is the Co-Founder and Partner of Creed UnCo, LLC, a consulting company focused on brand management and franchising. Mr. Creed utilizes his years of experience working in the food, pet care, and automotive industries to help brands grow, scale, and sustain their businesses. Prior to consulting, Mr. Creed spent over a decade at Mars, Inc., working in human resources, sales management, and e-commerce. While there, he served as the Digital Commerce Lead for Mars' KIND products, and was responsible for their international growth. Most recently, Mr. Creed was Director of eCommerce for international tire and mobility company, Bridgestone, Inc.

There are no family relationships between Mr. Creed and any other director or executive officer of the Company and no transactions in which Mr. Creed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: July 22, 2022

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